Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports 6% Sequential Revenue Growth for the Second Quarter of 2024

Consolidated Gross Profit Margins of 28.2% Set a New Quarterly Record for Mastech Digital

PITTSBURGH, PA – August 7, 2024 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights:

•	Total consolidated revenues increased by $2.7 million on a sequential quarterly basis to $49.5 million and represented our second consecutive quarter of revenue growth;

•

The Company’s Data and Analytics Services segment reported revenues of $8.9 million, which were approximately 10% higher sequentially than revenues of $8.1 million reported in the first quarter of 2024;

•	The IT Staffing Services segment reported revenues of $40.7 million, achieving sequential quarterly revenue growth of 5% when compared to revenues reported in the first quarter of 2024;

•

Gross profit margins during the second quarter of 2024 achieved a Company quarterly performance record of 28.2%, as the Company’s two business segments reported margin improvements on both a year-over-year and a sequential quarterly basis;

•	GAAP diluted earnings (loss) per share was $0.12 profit in the second quarter of 2024, versus a ($0.19) loss in the second quarter of 2023 and a ($0.01) loss in the first quarter of 2024; and

•	Non-GAAP diluted earnings per share was $0.19 in the second quarter of 2024, versus $0.11 in the second quarter of 2023 and $0.06 in the first quarter of 2024.

Second Quarter Results:

Revenues for the second quarter of 2024 totaled $49.5 million, compared to $52.2 million during the corresponding quarter of 2023. Gross profits in the second quarter of 2024 were $14.0 million, compared to $13.6 million in the same quarter of 2023. Gross profit margins improved to a Company quarterly performance record 28.2% in the 2024 second quarter, versus 26.1% in the second quarter of 2023. GAAP net income (loss) for the second quarter of 2024 totaled $1.4 million or $0.12 per diluted share, compared to a ($2.2 million) loss or ($0.19) per diluted share, during the same period of 2023. Non-GAAP net income for the second quarter of 2024 totaled $2.2 million or $0.19 per diluted share, compared to $1.3 million, or $0.11 per diluted share, in the second quarter of 2023.

Activity levels at the Company’s Data and Analytics Services segment continued to be solid in the second quarter of 2024, with order bookings totaling $9.2 million, as various legacy clients increased their spending on our services when compared to last year. Similarly, our IT Staffing Services clients have shown an increased willingness to start new assignments during the first half of 2024, as we grew our billable consultant base by nearly 10% over the first six months of 2024.

Vivek Gupta, the Company’s President and Chief Executive Officer stated: “The second quarter of 2024 was a continuation of market improvements experienced during the first quarter of 2024, as many of our clients appear to have shifted their spending patterns in a positive direction. Additionally, our gross profit margins improved to a Company quarterly performance record 28.2% during the quarter due to strong project delivery, higher consultant utilization and lower employee benefit costs. In summary, I feel good about our second quarter performance, with notable improvements in both top-line revenues and bottom-line operating profits.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated: “On June 30, 2024, we had $20.6 million of cash balances on hand, no bank debt, and borrowing availability of $23.8 million under our revolving credit facility. Our Days Sales Outstanding (DSO) measurement was a healthy 53 days on June 30, 2024, which is an improvement of 3 days when compared to a year ago.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Settlement reserve on employment-related claim, net of recoveries: In the second quarter of 2023, we recognized a pre-tax reserve of $3.1 million related to an employment claim asserted by a former employee who alleged various employment-related claims against the Company, including a claim of wrongful termination. During the third quarter of 2023, we formally settled this claim in accordance with the economic terms and conditions that were reflected in our second quarter 2023 financial statements. We have excluded this reserve in our non-GAAP financial measures because we believe it is not indicative of our ongoing operating performance and thus its exclusion allows investors to make more meaningful comparison between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s clients to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other pandemics or outbreaks disrupting day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2023.

# # #

For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$20,587	$21,147
Accounts receivable, net	32,643	29,815
Prepaid and other current assets	7,385	5,501

Total current assets	60,615	56,463
Equipment, enterprise software and leasehold improvements, net	2,242	1,913
Operating lease right-of-use assets, net	4,471	5,106
Deferred income taxes	660	793
Deferred financing costs, net	236	284
Non-current deposits	454	457
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	11,615	13,001

Total assets	$107,503	$105,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,790	$4,659
Current portion of operating lease liability	1,250	1,236
Accrued payroll and related costs	11,347	12,354
Other accrued liabilities	1,889	1,622

Total current liabilities	20,276	19,871
Long-term liabilities:
Long-term operating lease liability, less current portion	3,191	3,843
Long-term accrued income taxes	—	69

Total liabilities	23,467	23,783
Shareholders’ equity:
Common stock, par value $0.01 per share	134	133
Additional paid-in capital	36,813	35,345
Retained earnings	53,645	52,415
Accumulated other comprehensive income (loss)	(1,671)	(1,644)
Treasury stock, at cost	(4,885)	(4,805)

Total shareholders’ equity	84,036	81,444

Total liabilities and shareholders’ equity	$107,503	$105,227

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2024	2023	2024	2023
Revenues	$49,534	$52,204	$96,357	$107,267
Cost of revenues	35,554	38,560	70,246	80,141

Gross profit	13,980	13,644	26,111	27,126
Selling, general and administrative expenses:
Operating expenses	12,287	13,372	24,824	26,322
Employment-related claim, net of recoveries	—	3,100	—	3,100

Total selling, general and administrative expenses	12,287	16,472	24,824	29,422

Income (loss) from operations	1,693	(2,828)	1,287	(2,296)
Other income/(expense), net	116	50	240	(3)

Income (loss) before income taxes	1,809	(2,778)	1,527	(2,299)
Income tax expense (benefit)	418	(605)	297	(387)

Net income (loss)	$1,391	$(2,173)	$1,230	$(1,912)

Earnings (loss) per share:
Basic	$0.12	$(0.19)	$0.11	$(0.16)
Diluted	$0.12	$(0.19)	$0.10	$(0.16)
Weighted average common shares outstanding:
Basic	11,652	11,620	11,633	11,629

Diluted	11,922	11,620	11,915	11,629

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2024	2023	2024	2023
GAAP Net Income	$1,391	$(2,173)	$1,230	$(1,912)
Adjustments:
Amortization of acquired intangible assets	693	693	1,386	1,386
Stock-based compensation	461	842	1,011	1,677
Employment-related claim, net of recoveries	—	3,100	—	3,100
Income tax adjustments	(296)	(1,171)	(615)	(1,559)

Non-GAAP Net Income	$2,249	$1,291	$3,012	$2,692

GAAP Diluted Earnings Per Share	$0.12	$(0.19)	$0.10	$(0.16)

Non-GAAP Diluted Earnings Per Share	$0.19	$0.11	$0.25	$0.22

Weighted average common shares outstanding:
GAAP Diluted Shares	11,922	11,620	11,915	11,629

Non-GAAP Diluted Shares	11,922	11,961	11,915	12,014

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2024	2023	2024	2023
Revenues:
Data and analytics services	$8,876	$8,773	$16,943	$18,168
IT staffing services	40,658	43,431	79,414	89,099

Total revenues	$49,534	$52,204	$96,357	$107,267

Gross Margin %:
Data and analytics services	49.2%	45.6%	47.9%	41.9%
IT staffing services	23.6%	22.2%	22.7%	21.9%

Total gross margin %	28.2%	26.1%	27.1%	25.3%

Segment Operating Income:
Data and analytics services	$744	$(881)	$290	$(1,561)
IT staffing services	1,642	1,846	2,383	3,751

Subtotal	2,386	965	2,673	2,190
Amortization of acquired intangible assets	(693)	(693)	(1,386)	(1,386)
Employment-related claim, net of recoveries	—	(3,100)	—	(3,100)
Interest income (expense) and other, net	116	50	240	(3)

Income before income taxes	$1,809	$(2,778)	$1,527	$(2,299)